Exhibit 10.3



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                              EMPLOYMENT AGREEMENT
                               Carnegie: Goldstein


                  THIS EMPLOYMENT AGREEMENT, made this 2nd day of February, 1999, by and between Carnegie International Corporation, a Colorado corporation, with its office and principal place of business at Executive Plaza 3, Suite 1001, 11350 McCormick Road, Hunt Valley, Maryland 21031 (hereinafter referred to as the "Corporation"), and Bennett Goldstein, of Baltimore, Maryland (hereinafter referred to as the "Employee").

                  WHEREAS, Corporation desires to employ Employee as Executive Vice President and Chief Financial Officer of the Corporation under the terms and conditions set forth herein Employee desires to be so employed.

                  NOW THEREFORE, the Parties agree as follows:

                  1. EMPLOYMENT: Corporation agrees to employ Employee and Employee agrees to be so employed in the capacity, and with the title of Executive Vice President and Chief Financial Officer of the Corporation during the term of this Employment Agreement ("Agreement").

                  2.      TERM:

                           a.  Employment  shall be for a term of five (5) years
commencing on or before February 15, 1999, unless terminated sooner as provided in this Agreement (the "Initial Term").

                           b. At the end of the Initial  Term,  the term of this
Agreement shall be extended for additional one-year periods (the "Extended Term"), unless either party hereto gives a notice not less than one hundred twenty (120) days prior to the end of the Initial Term or the Extended Term, as the case may be. The period commencing with the Effective Date and ending on the date this Agreement expires or is terminated is hereinafter referred to as the "Term."


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                  3. CHIEF  FINANCIAL  OFFICER:  Employee  shall report to such
Executive Officers of the Corporation and in such capacity at all times shall discharge his duties in consultation with and under the supervision of said Executive Officers. In the performance of his duties, Employee shall make his principal office in such place as the Corporation's Board of Directors ("Board") and Employee may from time to time agree.

                  4. BASE SALARY: Effective on the date hereof, Corporation shall pay to Employee as base salary for his services the sum of One Hundred Forty Thousand Dollars ($140,000.00) per year. Such base salary shall be subject to annual merit increases at the discretion of the Corporation's Board. Base salary due to the Employee shall be paid consistent with company policy.

                  5. ADDITIONAL COMPENSATION: A bonus shall also be paid annual to the Employee, based upon the Company's performance or other criteria determined by the Board. The criteria and amount of such bonus shall be consistent with bonuses paid to other Executive Officers of the Corporation. Such bonus shall be paid consistent with the Corporation's policy. Notwithstanding the foregoing, the Company will guarantee a minimum yearly additional amount to the Employee of $35,000.00 (the "Minimum Bonus") during the term of this Agreement. The Employee may draw against the Minimum Bonus at a maximum rate of $1,350.00 per bi-weekly pay period, subject to any adjustment due to merit pay increases.

                  6. STOCK OPTION: The Corporation hereby grants to Employee an option (the "Option") to purchase a total of Two Hundred Thousand (200,000) shares ("Optional Shares") of common stock of the Corporation at the price of $2.50 per share (the "Option Price"), subject to the following terms and conditions. Employee shall have the right to exercise such Option on

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or before the tenth  anniversary of the date of this Agreement by purchasing the maximum amount of Option Shares as follows:

                           a. Thirty  Thousand  (30,000)  shares after the first
anniversary date of this Agreement; and

                           b. Thirty Thousand  (30,000)  additional shares after
the second anniversary date of this Agreement; and

                           c. Thirty Thousand  (30,000)  additional shares after
the third anniversary date of this Agreement; and

                           d. Thirty Thousand  (30,000)  additional shares after
the fourth anniversary date of this Agreement; and

                           e. Eighty Thousand  (80,000)  additional shares after
the fifth anniversary date of this Agreement.

         In order for Employee to exercise the Option, in whole or in part, Employee shall deliver to the Corporation written notice of his exercise, specifying the number of Option Shares as to which the Option is being exercised. Upon an exercise, the purchase price may be paid in cash or in common stock of the Corporation or a combination thereof. Each share of common stock received by the Corporation in payment of all or a portion of the purchase price specified in the Option shall be valued at its fair market value (as defined below) on the date of exercise.

                  For purposes of this Agreement, the term fair market value shall be defined as follows: (1) if the common stock of the Corporation is listed on a national securities exchange or quoted on Nasdaq, the closing price of the common stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange


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on which such shares are traded (or in the case of an exchange) or by Nasdaq, as the case may be; (2) if the common stock is not listed on a national securities exchange or quoted on Nasdaq, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the common stock on the relevant date (of, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and (3) if, on the relevant date, the common stock is not publicly traded or reported as described in (1) or (2), the value determined in good faith by the Board.

         If Employee ceases to be employed by the Corporation or any of its subsidiaries, the Option shall terminate as to the Option Shares for which Employee shall not then have made payment as provided herein, except as provided herein in the event of Employee's death, disability (as defined in Section 10(b) hereof) or termination by reason of Convenience of the Corporation (as defined in Section 10(c) hereof) and except that within ninety (90) days after the date Employee ceases to be so employed, but in no event later than the expiration date of the Option. Employee may pay for and receive all or any of the shares constituting the installment or installments set forth above that shall have accrued at the date Employee ceases to be so employed and for which Employee shall not then have made payment as provided herein.

         If Employee ceases to be employed by the Corporation or any of its subsidiaries by reason of Employee's disability (as defined in Section 10(b) hereof) or by reason of Convenience of the Corporation pursuant to Section 10(c) hereof, then within one (1) year after the date Employee becomes disabled or is terminated by reason of Convenience of the Corporation (as the case may be), but in no event later than the expiration date of the Option, Employee may pay for and receive all or any of the Option Shares set forth above for which Employee shall not then have


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made  payment  as  provided  herein  whether  or not  accrued.  In the  event of
Employee's death while employed by the Corporation or any of subsidiaries or within ninety (90) days following termination of Employee's employment, the executor or administrator of employee's estate may, within one (1) year after the day of Employee's death, but in no event later than the expiration date of the Option, pay for and receive all or any of the shares included in any installments set forth above for which Employee shall not then have made payment as provided herein whether or not accrued. Notwithstanding the foregoing, if Employee's employment is terminated for Cause (as defined in Section 10(a) hereof), the Option shall terminate on the date of Employee's termination of employment as to the Option Shares for which Employee shall not have therefor made payment and Employee shall have no right thereafter for any reason to pay for or receive any of the Option Shares accrued as of the date of Employee's termination of employment and for which Employee shall not then have made payment as provided herein.

         In the event that the outstanding shares of common stock of the Corporation shall be changed in number or class by reason of stock splits, combination or exchange of shares, or similar capital adjustments occurring after the date hereof and prior to the exercise of the Option in full, the number of shares for which the Option may then be exercised and the Option Price per share may be proportionately and appropriately adjusted so as to reflect such change, all as determined by the Board. Further, in the event of a merger, consolidation, reorganization, recapitalization or a sale or exchange of substantially all assets, or dissolution of the Corporation, the Board may, in its discretion, make reasonable efforts to have the Corporation (or any other surviving company in a transaction or series of transactions) substitute its options or any unexercised portion of the Option upon appropriate and equitable terms and provide for a period of exercise equal to the remaining term of the Option.


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         In the event  that the  Corporation  shall  cause to be filed  with the
Securities and Exchange Commission ("SEC") a Registration Statement on Form S-8, the Corporation will use all reasonable efforts to effect, in connection with such registration, the registration under the Securities Act of 1933, as amended (the "Securities Act") of the sale by the Corporation to the Employee of the Option Shares. The Corporation agrees to use its reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for a period expiring on the date ten (10) years from the date hereof or such earlier date as the Option is exercised in full, and further agrees to supplement or amend the Registration Statement, if and as required by the rules, regulations or instructions applicable to the Form S-8 or by the Securities Act or by any other rules and regulations thereunder for shelf registration. The Corporation shall pay all registration expenses in connection with any such registration.

                  7.      BENEFITS:

                           a. The  Employee  shall be entitled  to all  employee
benefits provided by the Corporation both as of the date of this Agreement as well as any additional employee benefits which may be awarded or offered during the term of this Agreement. Until such time as life and disability insurance is provided by the Company, Employee will be reimbursed for the full cost of Employee's current coverage. b. The Corporation shall pay all premiums on health insurance (medical and dental) for the Employee and his spouse and family, consistent with the policies provided to other Executives of the Corporation. c. Employee shall be entitled to such paid vacation and sick days as approved by the Board of Directors of the Corporation consistent with that given to the other Executive Officers of the Corporation.


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                   8.      EXPENSES:

                           Reimbursement:   The   Corporation   shall  reimburse
Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. In any event, Employee shall present to the Corporation from time to time an itemized account of such expenses in any form required by the Corporation.

                   9. AUTOMOBILE: The Corporation shall provide the Employee with an automobile allowance of Five Hundred Dollars ($500.00) per month.

                  10. TERMINATION BY THE CORPORATION: This Agreement may be terminated by the Corporation for the following reasons:

                           a.  For  Cause:   Corporation   may  terminate   this
Agreement for cause because of Employee's gross negligence or intentional, substantive failure to perform the duties of Chief Financial Officer.

                           b.  Disability:  Corporation  shall have the right to
terminate this Agreement on thirty (30) days notice to Employee if, because of mental or physical disability Employee shall be determined by competent medical authority selected by Employee to be incapable for a period of one hundred twenty (120) days from fully performing any or all his obligations of his position within the Corporation. In this event Corporation's obligation under this Agreement (including but not limited to, the obligation to pay salary and bonus) shall terminate no earlier than fifty-two (52) weeks after the onset of such disability.

                           c.  Convenience  of the  Corporation.  In  the  event
Employee's employment is terminated by the Corporation for reasons not due to any cause as provided above, the Corporation agrees to provide to Employee written notice ninety (90) days prior to the effective date of such termination plus two (2) years salary in addition to the balance of salary


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and benefits  due under the terms of this  Agreement  (including  any earned but unpaid vacation pay).

                  11. TERMINATION BY THE EMPLOYEE: This Agreement may be terminated for Good Reason (as defined below) at any time by the Employee, or terminated without Good Reason by the Employee at any time after either extension of the Initial Term as provided in Section 2 of this Agreement upon at least sixty (60) days' written notice to the Employer. If the Employee terminates his employment under this Section 11 other than for Good Reason, the Corporation shall have no further obligations to pay hereunder except to pay the Employee base salary and other benefits that have fully accrued and vested but have not been paid as of the effective date of such termination (including any earned but unpaid vacation pay). If the Employee terminates his employment under this Section 11 for Good Reasons, such termination shall be treated as if it were a termination for the Convenience of the Corporation pursuant to Section 10(c) hereof.

                  As used herein, "Good Reason" shall mean (a) the material breach by the Corporation of any of its agreements set forth in this Agreement that continues unremedied for a period of thirty (30) days after receipt by the Corporation of a written demand for performance from the Employee, which written demand specifically identifies in reasonable detail the manner in which Employee believes that the Corporation has not performed its obligations: provided, however, that no notice or grace period shall be required with respect to the failure of the Corporation to pay the base salary when due, or (b) a material change in the significant responsibilities of the Employee hereunder.

                  12. INDEMNITY: Corporation shall indemnify Employee and hold him harmless for all acts or decisions made by him in good faith while performing services for the


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Corporation.  Corporation shall obtain Directors and Officers insurance coverage that covers the Employee's acts or decisions during the term of his employment against lawsuits; but the Corporation's failure to obtain such insurance shall not limit its obligations to the Employee under this paragraph. Corporation shall pay all expenses including reasonable fees and related disbursements of attorneys and of other professionals actually and necessarily incurred by Employee in connection with the defense of such act or decision in any threatened or actual suit or proceeding and/or in connection with any related appeal including the cost of settlement and/or in connection with the Employee's
involvement  as  an  actual  or  prospective   witness  in  any  company-related
litigation and/or in enforcing the Employee's rights under this Agreement in the face of actual or threatened breach or default by the Corporation.



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                  13.  NOTICES:  All notices  required or  permitted to be given under this Agreement shall be given by certified mail, return receipt requested to the parties at the following addresses or to such other addresses as either may from time to time designate in writing to the other party:

         If to the Corporation:

                  Carnegie International Corporation
                  Executive Plaza 3, Suite 1001
                  11350 McCormick Road
                  Hunt Valley, Maryland 21031
                  Attention:  Chief Executive Officer

         If to the Employee:

                  Bennett Goldstein
                  29 Stone Gate Court
                  Baltimore, Maryland 21208

                  14. GOVERNING LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

                  15. ENTIRE CONTRACT: This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regards to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.

                  16. AMENDMENT OR MODIFICATION: This Agreement may be amended or modified only in writing, signed by both parties.

                  17. HEADINGS: Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

                  18. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.


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                  19. BINDING EFFECT:  The provisions of this Agreement shall be binding upon an inure to the benefit of both parties and their respective successors and assigns.

                  20. WAIVER: A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

                  21. IN WITNESS WHEREOF, Corporation has by its appropriate Officer, signed and affixed its seal and Employee has signed and sealed this Agreement as of the date first above written.

ATTEST:                                     CORPORATION:

                                            CARNEGIE INTERNATIONAL CORPORATION



  /s/                                      By:  /s/ Lowell Farkas
----------------------------                    -------------------------(SEAL)
                                                Lowell Farkas, President





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WITNESS:

  /s/                                      By:  /s/ Bennett Goldstein
----------------------------                    -------------------------(SEAL)
                                                BENNETT GOLDSTEIN



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